BGSF, Inc. Reports First Quarter 2025 Financial Results

PLANO, Texas – (May 7, 2025) – BGSF, Inc. (NYSE: BGSF), a leading provider of consulting, managed services, and professional workforce solutions, today reported financial results for the first fiscal quarter ended March 30, 2025.

Q1 2025 Highlights (results include sequential comparisons to Q4 2024):
•Revenues were $63.2 million for Q1, compared to $64.4 million for Q4.
◦Property Management segment revenues decreased 14.1% from Q4, primarily driven by seasonal demand.
◦Professional segment revenues increased 5.6% from Q4, primarily due to an increase in billed hours of approximately 5%.
•Gross profit was $20.9 million for Q1, down from $21.5 million in Q4, primarily due to lower sales in Property Management.
•Net loss was $0.7 million, or $0.07 per diluted share for Q1, compared to a net loss of $1.0 million in Q4 or $0.10 per diluted share.
•Adjusted EBITDA1 was $2.4 million (3.8% of revenues) in Q1 compared to $1.4 million (2.2% of revenues) in Q4.
•Adjusted EPS1 was $0.05 for Q1, compared with Adjusted EPS1 loss of $0.06 for Q4.

Beth A. Garvey, Chair, President, and CEO, said, “During the first quarter, business results strengthened as we moved through the quarter. We are also seeing month-over-month improvements in the second quarter. We continue advancing the Company’s restructuring plan to streamline operations based on strategic initiatives we announced in late 2024. Performance improved in the Professional segment, with revenues sequentially up 5.6% in the first quarter compared to the fourth quarter. As we signaled last quarter, the Property Management revenues were seasonally soft; however, gross margins sequentially improved.”

SUMMARY OF FINANCIAL RESULTS
(dollars in thousands) (unaudited)

	For the Thirteen Week Periods Ended
	March 30, 2025		March 31, 2024		December 29, 2024
Revenue:
Property Management	$20,883		$24,547		$24,306
Professional	42,351		44,218		40,105
Total	$63,234		$68,765		$64,411

Gross profit / Gross profit percentage:
Property Management	$7,560	36.2%	$9,344	38.1%	$8,734	35.9%
Professional	13,361	31.5%	14,094	31.9%	12,732	31.7%
Total	$20,921	33.1%	$23,438	34.1%	$21,466	33.3%

Operating income	$339		$415		$246
Net loss	$(722)		$(792)		$(981)
Net loss per diluted share	$(0.07)		$(0.07)		$(0.10)

Non-GAAP Financial Measures:
Adjusted EBITDA[1]	$2,372		$2,919		$1,387
Adjusted EBITDA Margin (% of revenue)[1]	3.8%		4.2%		2.2%
Adjusted EPS[1]	$0.05		$0.10		$(0.06)
1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Conference Call
BGSF will discuss its first quarter 2025 financial results during a conference call and webcast at 9:00 a.m. ET on May 8, 2025. Interested participants may dial 1-888-506-0062 (Toll Free) or 1-973-528-0011 (International). A replay of the call will be available until May 22, 2025. To access the replay, please dial 1-877-481-4010 (Toll Free), or 1-919-882-2331 (International) and enter access code 52350. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 97th largest U.S. staffing company and the 49th largest IT staffing firm in 2024. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including, among other things, risks relating to volatility and uncertainty in the capital markets, availability of suitable third parties with which to conduct any strategic transaction, whether the Company will be able to pursue a strategic transaction, or whether any such transaction, if pursued, will be completed successfully and on attractive terms, or at all, the risks associated with undertaking a review of strategic alternatives, including in respect of relationships with stockholders, employees, customers, and suppliers, the risks associated with and the ultimate effects of the Company's cost restructuring plan, as well as risks and uncertainties listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “anticipates,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@BGSF.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 30, 2025	December 29, 2024
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$2,050	$353
Accounts receivable (net of allowance for credit losses of $1,223 and $1,133, respectively)	42,553	40,194
Prepaid expenses	2,447	2,485
Other current assets	2,492	2,315
Total current assets	49,542	45,347

Property and equipment, net	947	1,137

Other assets
Deposits	2,087	2,092
Software as a service, net	4,269	4,438
Deferred income taxes, net	8,611	8,456
Right-of-use asset - operating leases, net	4,613	4,973
Intangible assets, net	23,040	24,517
Goodwill	59,151	59,151
Total other assets	101,771	103,627
Total assets	$152,260	$150,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,605	$80
Accrued payroll and expenses	13,539	13,001
Long-term debt, current portion (net of debt issuance costs of $77 and $24, respectively)	3,748	3,801
Accrued interest	286	223
Income taxes payable	250	212
Contingent consideration, current portion	2,706	2,662
Convertible note	4,368	4,368
Lease liabilities, current portion	1,591	1,573
Total current liabilities	28,093	25,920

Line of credit (net of debt issuance costs of $696 and $770, respectively)	7,304	5,625
Long-term debt, less current portion (net of debt issuance costs of $174 and $198, respectively)	31,595	32,527
Lease liabilities, less current portion	3,448	3,770
Total liabilities	70,440	67,842

Commitments and contingencies

Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 11,108,693 and 11,038,623 shares issued and outstanding, respectively, net of 3,930 shares of treasury stock, at cost, respectively.	54	53
Additional paid in capital	70,532	70,260
Retained earnings	11,234	11,956
Total stockholders’ equity	81,820	82,269
Total liabilities and stockholders’ equity	$152,260	$150,111

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

For the Thirteen Week Periods Ended March 30, 2025 and March 31, 2024

	Thirteen Weeks Ended
	2025	2024
Revenues	$63,234	$68,765
Cost of services	42,313	45,327
Gross profit	20,921	23,438
Selling, general, and administrative expenses	18,911	21,016
Depreciation and amortization	1,671	2,007
Operating income	339	415
Interest expense, net	(1,146)	(1,235)
Loss before income taxes	(807)	(820)
Income tax benefit	85	28
Net loss	$(722)	$(792)

Net loss per share:
Basic	$(0.07)	$(0.07)
Diluted	$(0.07)	$(0.07)

Weighted-average shares outstanding:
Basic	10,954	10,831
Diluted	10,954	10,831

Cash dividends declared per common share	$—	$0.15

BUSINESS SEGMENTS
(dollars in thousands)

	Thirteen Weeks Ended
	March 30, 2025				March 31, 2024
	Property Mgmt	Profes-sional	Home Office	Total	Property Mgmt	Profes-sional	Home Office	Total
Contract field talent	$20,279	$41,285	$—	$61,564	$24,060	$42,778	$—	$66,838
Contingent placements	604	1,066	—	1,670	487	1,440	—	1,927
Revenue	20,883	42,351	—	63,234	24,547	44,218	—	68,765
Cost of services	13,323	28,990	—	42,313	15,203	30,124	—	45,327
Gross profit	7,560	13,361	—	20,921	9,344	14,094	—	23,438
Selling, general, and administrative expenses	5,064	9,908	3,939	18,911	5,908	10,753	4,355	21,016
Depreciation and amortization	20	1,342	309	1,671	32	1,669	306	2,007
Operating income (loss)	2,476	2,111	(4,248)	339	3,404	1,672	(4,661)	415
Interest expense, net	—	—	(1,146)	(1,146)	—	—	(1,235)	(1,235)
Income tax benefit	—	—	85	85	—	—	28	28
Net income (loss)	$2,476	$2,111	$(5,309)	$(722)	$3,404	$1,672	$(5,868)	$(792)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

For the Thirteen Week Periods Ended March 30, 2025 and March 31, 2024

	2025	2024
Cash flows from operating activities
Net loss	$(722)	$(792)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation	98	94
Amortization	1,573	1,913
Software as a service	176	180
Loss on disposal of property and equipment	11	8
Amortization of debt issuance costs	124	49
Interest expense (income) on contingent consideration payable	44	(45)
Provision for credit losses	260	625
Share-based compensation	186	235
Deferred income taxes, net of acquired deferred tax liability	(155)	(127)
Net changes in operating assets and liabilities:
Accounts receivable	(2,620)	3,733
Prepaid expenses	38	462
Other current assets	(192)	513
Deposits	6	593
Accounts payable	1,525	129
Accrued payroll and expenses	537	(24)
Accrued interest	63	(218)
Income taxes receivable and payable	54	52
Operating leases	58	1
Net cash provided by operating activities	1,064	7,381

Cash flows from investing activities
Capital expenditures	(23)	(494)
Net cash used in investing activities	(23)	(494)

Cash flows from financing activities
Net borrowings (payments) under line of credit	1,604	(4,874)
Principal payments on long-term debt	(956)	—
Payments of dividends	—	(1,639)
Issuance of ESPP shares	87	112
Issuance of shares under the 2013 Long-Term Incentive Plan	—	102
Payments of debt issuance costs	(79)	(538)
Net cash provided by (used in) financing activities	656	(6,837)
Net change in cash and cash equivalents	1,697	50
Cash and cash equivalents, beginning of period	353	—
Cash and cash equivalents, end of period	$2,050	$50

Supplemental cash flow information:
Cash paid for interest, net	$868	$1,400
Cash paid for taxes, net of refunds	$14	$40

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, costs associated with the evaluation of potential strategic alternatives (“strategic alternatives review”), transaction fees, software as a service costs, restructuring plan costs, and certain non-cash expenses such as impairment losses and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, the strategic alternatives review, transaction fees, software as a service costs, restructuring plan costs, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net Loss to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 30, 2025	March 31, 2024	December 29, 2024
Net loss	$(722)	$(792)	$(981)
Income tax benefit	(85)	(28)	(176)
Interest expense, net	1,146	1,235	1,403
Operating income	339	415	246
Depreciation and amortization	1,671	2,007	1,888
Gain on contingent consideration	—	—	(1,452)
Share-based compensation	186	235	201
Strategic alternatives review	—	67	88
Cost restructuring plan	—	—	230
Software as a service[2]	176	180	179
Transaction fees	—	15	7
Adjusted EBITDA	$2,372	$2,919	$1,387
Adjusted EBITDA Margin (% of revenue)	3.8%	4.2%	2.2%
2 The Company capitalizes direct costs incurred in cloud computing implementation costs from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.

Reconciliation of Net Loss EPS to Adjusted EPS

	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 30, 2025	March 31, 2024	December 29, 2024
Net loss per diluted share	$(0.07)	$(0.07)	$(0.10)
Acquisition amortization	0.11	0.15	0.13
Gain on contingent consideration	—	—	(0.13)
Strategic alternatives review	—	0.01	0.01
Cost restructuring plan	—	—	0.02
Software as a service[2]	0.02	0.02	0.02
Income tax benefit adjustment	(0.01)	(0.01)	(0.01)
Adjusted EPS	$0.05	$0.10	$(0.06)
2 The Company capitalizes direct costs incurred in cloud computing implementation costs from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.